UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

Current Report Filed Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported): July 7, 2009

Repros Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15281	76-0233274
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2408 Timberloch Place, Suite B-7 The Woodlands, Texas 77380 (Address of principal executive offices and zip code)

(281) 719-3400 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by Repros Therapeutics Inc. (the "Company") on July 10, 2009 (the "Original 8-K").  The Company is amending Item 9.01(d) (Exhibits) to replace the Sixth Amendment to PHS Patent License Agreement (the "Amendment") dated July 7, 2009 between the Company and certain agencies of the United States Public Health Service within the Department of Health and Human Services that was filed as Exhibit 10.1 to the Original 8-K.  The Company has clarified that no redactions are contained on pages 3-5 of the Amendment in response to comments received from the Securities and Exchange Commission to the Company's Confidential Treatment Request filed separately with the Securities and Exchange Commission. It should be noted that on October 28, 2009 the Company announced in a Form 8-K that it had entered into a Seventh Amendment to PHS Patent License Agreement that revised the existing milestones and dates for performance to provide additional time to lift the current clinical hold on Proellex® or select a second generation molecule for further development from the family of anti-progestational agents covered by such agreement. This Seventh Amendment amended many of the provisions contained in the Amendment filed herewith and will be made available on EDGAR within the time permitted by SEC rules.

Exhibit 10.1 of this Current Report on Form 8-K/A includes the revised Amendment and replaces Exhibit 10.1 of the Original 8-K in its entirety.  All other disclosures of the Original 8-K remain unchanged.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1
Sixth Amendment to PHS Patent License Agreement, as amended, dated July 7, 2009 between the Company and certain agencies of the United States Public Health Service within the Department of Health and Human Services. *

*  Portions omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Repros Therapeutics Inc.

Date: December 22, 2009	By:	/s/ Joseph S. Podolski
Joseph S. Podolski
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1
Sixth Amendment to PHS Patent License Agreement, as amended, dated July 7, 2009 between the Company and certain agencies of the United States Public Health Service within the Department of Health and Human Services. *

*  Portions omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.